Exhibit 99.1

Vertex Announces Third Quarter 2021 Financial Results

KING OF PRUSSIA, PA – November 10, 2021: Vertex, Inc. (NASDAQ: VERX) (“Vertex” or the “Company”), a global provider of tax technology solutions, today announced financial results for its third quarter ended September 30, 2021.

“The shift to e-commerce has accelerated, becoming a preferred method for consumers and a profitable option for businesses. We are driving our strategy to advance global commerce by increasing the adoption of our cloud-based solutions and making key acquisitions that will position us for future growth,” said David DeStefano, Vertex Chief Executive Officer. “This quarter we extended our end-to-end solution platform with advanced capabilities to support the ever-increasing complexity facing today’s major omnichannel businesses.”

Third Quarter 2021 Financial Results

●	Total revenues of $110.7 million, up 17.0% year-over-year.
●	Software subscription revenues of $92.3 million, up 15.7% year-over-year.
●	Cloud revenues of $33.3 million, up 45.6% year-over-year.
●	Annual Recurring Revenue (“ARR”) of $352.9 million, up 15.1% year-over-year. Average Annual Revenue per customer (“AARPC”) was $82,900 at September 30, 2021, compared to $80,500 at June 30, 2021.
●	Net Revenue Retention (“NRR”) rate was 106% in the third quarter of 2021, consistent with the second quarter of 2021.
●	Loss from operations of $(3.6) million, compared to a loss from operations of $(50.0) million for the same period prior year. Non-GAAP operating income of $18.3 million, compared to $19.8 million for the same period prior year.
●	Net loss of $(3.9) million, compared to a net loss of $(21.0) million for the same period prior year.
●	Net loss per basic and diluted Class A and Class B share of $(0.03), compared to $(0.15) per basic and diluted Class A and Class B share for the same period prior year.
●	Non-GAAP net income of $13.2 million and Non-GAAP diluted EPS of $0.08.
●	Adjusted EBITDA of $21.4 million, compared to $22.5 million for the same period prior year. Adjusted EBITDA margin of 19.3%, compared to 23.8% for the same period prior year.
●	Over 4,258 customers at September 30, 2021.

Vertex Chief Financial Officer John Schwab said, “The global Vertex team delivered solid performance this quarter with continued growth in annual recurring revenues, including a number of significant expansion opportunities with existing accounts demonstrating our ability to support customers as their businesses grow.”

Definitions of certain key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most directly comparable GAAP financial measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Recent Business Highlights

●	Acquired LCR-Dixon tools and expertise to extend our end-to-end global tax management solution with optimized tax automation and intelligence solutions for SAP customers.
●	Launched the global Vertex Cloud VAT Compliance solution with advanced features to support the changing tax environment across Europe and other countries that require the digitalization of value-added tax (“VAT”) and goods and services tax (“GST”).
●	Expanded partnership with Acumatica with the Vertex Cloud Indirect Tax solution achieving the “Fulfilled by Acumatica” certification designation.

Financial Outlook

For the fourth quarter of 2021, the Company currently expects:

●	Revenues in the range of $108 million to $110 million, representing growth of 8.5% to 10.6% from the fourth quarter of 2020; and
●	Adjusted EBITDA in the range of $15 million to $17 million, representing a decrease of $(2.1) million to $(4.1) million from the fourth quarter of 2020.

For the full-year 2021, the Company currently expects:

●	Revenues in the range of $422 million to $424 million, representing growth of 12.6% to 13.2% from the full-year 2020;
●	Organic cloud revenue growth in excess of 40% from the full-year 2020; and
●	Adjusted EBITDA in the range of $74 million to $76 million, representing a decrease of $(2.4) million to $(4.4) million from the full-year 2020, reflecting additional spend in research and development, as well as selling and marketing expenses to drive growth.

The Company is unable to reconcile forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income (loss) for these periods but would not impact Adjusted EBITDA. Such items may include stock-based compensation expense, depreciation and amortization of capitalized software costs and acquired intangible assets, severance, transaction costs, and other items. The unavailable information could have a significant impact on the Company’s net income (loss). The foregoing forward-looking statements reflect the Company’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

Conference Call and Webcast Information

Vertex will release third quarter 2021 earnings before the market opens on November 10, 2021. A conference call to discuss its results will follow at 8:30 a.m. Eastern Time that same day.

Those wishing to participate via webcast should access the call through the Company’s Investor Relations website at https://ir.vertexinc.com. Those wishing to participate via telephone may dial in at 1-877-407-4018 (USA) or 1-201-689-8471 (International). The conference call replay will be available via webcast through the Company’s Investor Relations website. The telephone replay will be available from 11:30 a.m. Eastern Time on November 10, 2021, through November 24, 2021, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International). The replay passcode will be 13723896.

About Vertex

Vertex, Inc. is a leading global provider of indirect tax software and solutions. The Company’s mission is to deliver the most trusted tax technology enabling global businesses to transact, comply and grow with confidence. Vertex provides cloud-based and on-premise solutions that can be tailored to specific industries for major lines of indirect tax, including sales and consumer use, value added and payroll. Headquartered in North America, and with offices in South America and Europe, Vertex employs over 1,200 professionals and serves companies across the globe. More information can be found at www.vertexinc.com.

Forward Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: potential effects on our business of the COVID-19 pandemic; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the Securities Exchange Commission (“SEC”), as may be subsequently updated by our other SEC filings. Copies of such filings may be obtained from the Company or the SEC.

All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annual Recurring Revenue (“ARR”)

We derive the vast majority of our revenues from recurring software subscriptions. We believe ARR provides us with visibility to our projected software subscription revenues in order to evaluate the health of our business. Because we recognize subscription revenues ratably, we believe investors can use ARR to measure our expansion of existing customer revenues, new customer activity, and as an indicator of future software subscription revenues. ARR is based on monthly recurring revenues (“MRR”) from software subscriptions for the most recent month at period end, multiplied by twelve. MRR is calculated by dividing the software subscription price, inclusive of discounts, by the number of subscription covered months. MRR only includes customers with MRR at the end of the last month of the measurement period. AARPC represents average annual revenue per customer and is calculated by dividing ARR by the number of software subscription customers at the end of the respective period.

Net Revenue Retention Rate (“NRR”)

We believe that our NRR provides insight into our ability to retain and grow revenues from our customers, as well as their potential long-term value to us. We also believe it demonstrates to investors our ability to expand existing customer revenues, which is one of our key growth strategies. Our NRR refers to the ARR expansion during the 12 months of a reporting period for all customers who were part of our customer base at the beginning of the reporting period. Our NRR calculation takes into account any revenues lost from departing customers or customers who have downgraded or reduced usage, as well as any revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes.

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the U.S. (“GAAP”), we have calculated non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and free cash flow margin, which are each non-GAAP financial measures. We have provided tabular reconciliations of each of these non-GAAP financial measures to its most directly comparable GAAP financial measure.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non-GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies. Our definitions of these non-GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 to be filed with the SEC.

We calculate these non-GAAP financial measures as follows:

●	Non-GAAP cost of revenues, software subscriptions is determined by adding back to GAAP cost of revenues, software subscriptions, the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP cost of revenues, services is determined by adding back to GAAP cost of revenues, services, the stock-based compensation expense included in cost of revenues, services for the respective periods.
●	Non-GAAP gross profit is determined by adding back to GAAP gross profit the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP gross margin is determined by dividing non-GAAP gross profit by total revenues for the respective periods.
●	Non-GAAP research and development expense is determined by adding back to GAAP research and development expense the stock-based compensation expense included in research and development expense for the respective periods.
●	Non-GAAP selling and marketing expense is determined by adding back to GAAP selling and marketing expense the stock-based compensation expense and the amortization of acquired intangible assets included in selling and marketing expense for the respective periods.
●	Non-GAAP general and administrative expense is determined by adding back to GAAP general and administrative expense the stock-based compensation expense and severance expense included in general and administrative expense for the respective periods.
●	Non-GAAP operating income is determined by adding back to GAAP income or loss from operations the stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues, amortization of acquired intangible assets – selling and marketing expense, severance expense and transaction costs included in GAAP income or loss from operations for the respective periods.

●	Non-GAAP net income is determined by adding back to GAAP net income or loss the income tax benefit or expense, stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues, amortization of acquired intangible assets – selling and marketing expense, severance expense and transaction costs included in GAAP net income or loss for the respective periods to determine non-GAAP income before income taxes. Non-GAAP income before income taxes is then adjusted for income taxes calculated using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5%.
●	Non-GAAP net income per diluted share of Class A and Class B common stock (“Non-GAAP diluted EPS”) is determined by dividing non-GAAP net income by the weighted average shares outstanding of all classes of common stock, inclusive of the impact of dilutive common stock equivalents to purchase such common stock, including stock options, restricted stock awards, restricted stock units and employee stock purchase plan shares.
●	Adjusted EBITDA is determined by adding back to GAAP net income or loss the net interest income or expense, income taxes, depreciation and amortization of property and equipment, depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues, amortization of acquired intangible assets – selling and marketing expense, asset impairments, stock-based compensation expense, severance expense and transaction costs included in GAAP net income or loss for the respective periods.

●	Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues for the respective periods.
●	Free cash flow is determined by adjusting net cash provided by (used in) operating activities by adding back cash used for the converted stock appreciation rights redeemed in connection with the initial public offering, and reducing it for purchases of property and equipment and capitalized software additions for the respective periods.
●	Free cash flow margin is determined by dividing free cash flow by total revenues for the respective periods.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Vertex, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
(In thousands, except per share data)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$47,481	$303,051
Funds held for customers	27,860	9,222
Accounts receivable, net of allowance of $8,845, and $8,592, respectively	73,234	77,159
Prepaid expenses and other current assets	18,167	13,259
Total current assets	166,742	402,691
Property and equipment, net of accumulated depreciation	97,869	56,557
Capitalized software, net of accumulated amortization	34,018	31,989
Goodwill and other intangible assets	277,924	18,711
Deferred commissions	12,583	11,743
Deferred income tax asset	32,816	29,974
Operating lease right-of-use assets	21,137	—
Other assets	2,755	3,263
Total assets	$645,844	$554,928

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$10,701	$8,876
Accrued expenses	23,467	19,176
Distributions payable	—	2,700
Customer funds obligations	27,979	9,235
Accrued salaries and benefits	26,472	17,326
Accrued and deferred compensation, current	23,101	24,429
Deferred revenue	211,036	207,560
Current portion of long-term debt	—	882
Current portion of operating lease liabilities	2,480	—
Current portion of finance lease liabilities	276	—
Deferred rent and other	—	939
Deferred purchase consideration, current	19,705	—
Purchase commitment and contingent consideration liabilities, current	478	845
Total current liabilities	345,695	291,968
Deferred compensation, net of current portion	2,786	5,010
Deferred revenue, net of current portion	11,544	14,702
Debt, net of current portion	—	225
Operating lease liabilities, net of current portion	26,707	—
Finance lease liabilities, net of current portion	334	—
Deferred purchase consideration, net of current portion	19,319	—
Purchase commitment and contingent consideration liabilities, net of current portion	11,049	8,905
Deferred other liabilities	4,199	8,632
Total liabilities	421,633	329,442
Stockholders' equity:
Preferred shares, $0.001 par value, 30,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value, 300,000 shares authorized; 40,574 and 26,327 shares issued and outstanding, respectively	41	26
Class B common stock, $0.001 par value, 150,000 shares authorized; 108,017 and 120,117 shares issued and outstanding, respectively	108	120
Additional paid in capital	215,647	206,541
Retained earnings	21,582	21,926
Accumulated other comprehensive loss	(13,167)	(3,127)
Total stockholders' equity	224,211	225,486
Total liabilities and stockholders' equity	$645,844	$554,928

Vertex, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2021	2020	2021	2020

Revenues:
Software subscriptions	$92,276	$79,778	$265,160	$232,844
Services	18,442	14,827	48,732	42,277
Total revenues	110,718	94,605	313,892	275,121
Cost of revenues:
Software subscriptions	32,000	29,161	84,419	79,846
Services	11,938	18,807	33,831	49,329
Total cost of revenues	43,938	47,968	118,250	129,175
Gross profit	66,780	46,637	195,642	145,946
Operating expenses:
Research and development	9,879	16,501	33,264	43,197
Selling and marketing	25,658	29,423	70,673	78,300
General and administrative	31,237	48,043	80,954	123,437
Depreciation and amortization	3,082	2,735	8,787	8,109
Other operating expense (income), net	538	(60)	4,892	154
Total operating expenses	70,394	96,642	198,570	253,197
Loss from operations	(3,614)	(50,005)	(2,928)	(107,251)
Interest expense, net	521	1,796	671	3,424
Loss before income taxes	(4,135)	(51,801)	(3,599)	(110,675)
Income tax benefit	(187)	(30,773)	(2,747)	(31,508)
Net loss	(3,948)	(21,028)	(852)	(79,167)
Other comprehensive loss from foreign currency translation adjustments and revaluations, net of tax	5,704	238	10,040	3,512
Total comprehensive loss	$(9,652)	$(21,266)	$(10,892)	$(82,679)

Net loss attributable to Class A stockholders	$(1,070)	$(2,751)	$(195)	$(2,427)
Net loss per Class A share, basic	$(0.03)	$(0.15)	$(0.01)	$(0.40)
Weighted average Class A common stock, basic	40,141	18,124	33,775	6,129
Net loss attributable to Class A stockholders, diluted	$(1,070)	$(2,751)	$(195)	$(2,427)
Net loss per Class A share, diluted	$(0.03)	$(0.15)	$(0.01)	$(0.40)
Weighted average Class A common stock, diluted	40,141	18,124	33,775	6,129

Net loss attributable to Class B stockholders	$(2,878)	$(18,277)	$(657)	$(76,740)
Net loss per Class B share, basic	$(0.03)	$(0.15)	$(0.01)	$(0.64)
Weighted average Class B common stock, basic	108,017	120,417	113,646	120,417
Net loss attributable to Class B stockholders, diluted	$(2,878)	$(18,277)	$(657)	$(76,740)
Net loss per Class B share, diluted	$(0.03)	$(0.15)	$(0.01)	$(0.64)
Weighted average Class B common stock, diluted	108,017	120,417	113,646	120,417

Vertex, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30,
(In thousands)	2021	2020
Cash flows from operating activities:
Net loss	$(852)	$(79,167)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	31,902	23,586
Provision for subscription cancellations and non-renewals, net of deferred allowance	423	52
Amortization of deferred financing costs	159	356
Write-off of deferred financing costs	—	1,351
Stock-based compensation expense	20,250	140,890
Deferred income tax benefit	(3,075)	(32,004)
Redemption of Converted SARs	—	(22,889)
Non-cash operating lease costs	2,867	—
Other	280	86
Changes in operating assets and liabilities:
Accounts receivable	12,120	4,143
Prepaid expenses and other current assets	(3,669)	(4,613)
Deferred commissions	(840)	824
Accounts payable	1,529	1,193
Accrued expenses	(2,445)	1,382
Accrued and deferred compensation	(679)	(5,399)
Deferred revenue	(1,971)	(8,251)
Operating lease liabilities	(3,685)	—
Other	354	(1,496)
Net cash provided by operating activities	52,668	20,044
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(251,412)	(12,318)
Property and equipment additions	(23,899)	(14,982)
Capitalized software additions	(7,902)	(9,246)
Net cash used in investing activities	(283,213)	(36,546)
Cash flows from financing activities:
Net increase in customer funds obligations	18,744	1,158
Proceeds from line of credit	—	12,500
Principal payments on line of credit	—	(12,500)
Proceeds from long-term debt	—	175,000
Principal payments on long-term debt	—	(226,029)
Payments for deferred financing costs, net	—	(2,436)
Proceeds from purchases of stock under ESPP	1,010	—
Payments for taxes related to net share settlement of stock-based awards	(12,712)	—
Proceeds from exercise of stock options	1,212	6,023
Distributions to stockholders	—	(146,084)
Distributions under Tax Sharing Agreement	(2,700)	—
Proceeds from issuance of shares in connection with Offering	—	423,024
Payments for offering costs	—	(6,222)
Payments for taxes on exercised options	—	(11,999)
Payments for purchase commitment liabilities	(10,822)	—
Payments on finance lease liabilities	(685)	—
Net cash (used in) provided by financing activities	(5,953)	212,435
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(434)	(412)
Net (decrease) increase in cash, cash equivalents and restricted cash	(236,932)	195,521
Cash, cash equivalents and restricted cash, beginning of period	312,273	83,495
Cash, cash equivalents and restricted cash, end of period	$75,341	$279,016
Reconciliation of cash, cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$47,481	$270,271
Restricted cash—funds held for customers	27,860	8,745
Total cash, cash equivalents and restricted cash, end of period	$75,341	$279,016

Vertex, Inc. and Subsidiaries

Summary of Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2021	2020	2021	2020
Non-GAAP cost of revenues, software subscriptions	$20,595	$17,512	$60,060	$50,495
Non-GAAP cost of revenues, services	$11,178	$9,577	$31,855	$28,610
Non-GAAP gross profit	$78,945	$67,516	$221,977	$196,016
Non-GAAP gross margin	71.3%	71.4%	70.7%	71.2%
Non-GAAP research and development expense	$9,003	$10,161	$31,256	$29,197
Non-GAAP selling and marketing expense	$23,126	$16,474	$65,251	$50,032
Non-GAAP general and administrative expense[1]	$24,944	$18,410	$66,545	$57,294
Non-GAAP operating income	$18,273	$19,796	$49,939	$51,230
Non-GAAP net income[2]	$13,225	$13,410	$36,705	$35,615
Non-GAAP diluted EPS	$0.08	$0.09	$0.23	$0.27
Adjusted EBITDA	$21,355	$22,531	$58,726	$59,339
Adjusted EBITDA margin	19.3%	23.8%	18.7%	21.6%
Free cash flow	$15,415	$15,778	$20,867	$18,705
Free cash flow margin	13.9%	16.7%	6.6%	6.8%

1 The nine month period ended September 30, 2021 includes $150 of transaction costs previously presented as a component of general and administrative expenses that was reclassified to other operating expense, net, in the condensed consolidated statement of comprehensive loss.

2 2020 Non-GAAP net income presentation adjusted to conform to 2021 presentation. The presentation was modified in the fourth quarter 2020 to tax effect, at the statutory income tax rate, the related non-GAAP adjustments to GAAP net income or loss. Thus, the income tax benefit for 2020 was removed and a statutory tax rate applied to Non-GAAP income after the non-GAAP adjustments. This reduced Non-GAAP net income by $8,229 and $16,565 for the three and nine months ended September 30, 2020, respectively.

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2021	2020	2021		2020
Non-GAAP Cost of Revenues, Software Subscriptions:
Cost of revenues, software subscriptions	$32,000	$29,161	$84,419		$79,846
Stock-based compensation expense	(656)	(6,342)	(1,788)		(14,002)
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	(10,749)	(5,307)	(22,571)		(15,349)
Non-GAAP cost of revenues, software subscriptions	$20,595	$17,512	$60,060		$50,495

Non-GAAP Cost of Revenues, Services:
Cost of revenues, services	$11,938	$18,807	$33,831		$49,329
Stock-based compensation expense	(760)	(9,230)	(1,976)		(20,719)
Non-GAAP cost of revenues, services	$11,178	$9,577	$31,855		$28,610

Non-GAAP Gross Profit:
Gross profit	$66,780	$46,637	$195,642		$145,946
Stock-based compensation expense	1,416	15,572	3,764		34,721
Depreciation and amortization of capitalized software and acquired intangible assets - cost of subscription revenues	10,749	5,307	22,571		15,349
Non-GAAP gross profit	$78,945	$67,516	$221,977		$196,016

Non-GAAP Gross Margin:
Total revenues	$110,718	$94,605	$313,892		$275,121
Non-GAAP gross margin	71.3%	71.4%	70.7%		71.2%

Non-GAAP Research and Development Expense:
Research and development expense	$9,879	$16,501	$33,264		$43,197
Stock-based compensation expense	(876)	(6,340)	(2,008)		(14,000)
Non-GAAP research and development expense	$9,003	$10,161	$31,256		$29,197

Non-GAAP Selling and Marketing Expense:
Selling and marketing expense	$25,658	$29,423	$70,673		$78,300
Stock-based compensation expense	(2,157)	(12,821)	(4,877)		(28,140)
Amortization of acquired intangible assets – selling and marketing expense	(375)	(128)	(545)		(128)
Non-GAAP selling and marketing expense	$23,126	$16,474	$65,251		$50,032

Non-GAAP General and Administrative Expense[1]:
General and administrative expense	$31,237	$48,043	$80,954		$123,437
Stock-based compensation expense	(2,973)	(29,561)	(9,601)		(64,029)
Severance expense	(3,320)	(72)	(4,808)		(2,114)
Non-GAAP general and administrative expense	$24,944	$18,410	$66,545	[1]	$57,294

1The nine month period ended September 30, 2021 includes $150 of transaction costs previously presented as a component of general and administrative expenses that was reclassified to other operating expense, net, in the condensed consolidated statement of comprehensive loss.

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(In thousands, except per share data)	2021	2020		2021	2020
Non-GAAP Operating Income:
Loss from operations	$(3,614)	$(50,005)		$(2,928)	$(107,251)
Stock-based compensation expense	7,422	64,294		20,250	140,890
Depreciation and amortization of capitalized software and acquired intangible assets - cost of subscription revenues	10,749	5,307		22,571	15,349
Amortization of acquired intangible assets – selling and marketing expense	375	128		545	128
Severance expense	3,320	72		4,808	2,114
Transaction costs	21	—		4,693	—
Non-GAAP operating income	$18,273	$19,796		$49,939	$51,230

Non-GAAP Net Income:
Net loss	$(3,948)	$(21,028)		$(852)	$(79,167)
Income tax benefit	(187)	(30,773)	[1]	(2,747)	(31,508)	[1]
Stock-based compensation expense	7,422	64,294		20,250	140,890
Depreciation and amortization of capitalized software and acquired intangible assets - cost of subscription revenues	10,749	5,307		22,571	15,349
Amortization of acquired intangible assets – selling and marketing expense	375	128		545	128
Severance expense	3,320	72		4,808	2,114
Transaction costs	21	—		4,693	—
Non-GAAP income before income taxes	17,752	18,000		49,268	47,806
Income tax adjustment at statutory rate	(4,527)	(4,590)	[1]	(12,563)	(12,191)	[1]
Non-GAAP net income	$13,225	$13,410	[1]	$36,705	$35,615	[1]

Non-GAAP Diluted EPS:
Non-GAAP net income	$13,225	$13,410		$36,705	$35,615
Weighted average Class A and B common stock, diluted	157,402	148,249		157,679	132,200
Non-GAAP diluted EPS	$0.08	$0.09		$0.23	$0.27

12020 Non-GAAP net income presentation adjusted to conform to 2021 presentation. The presentation was modified in the fourth quarter 2020 to tax effect, at the statutory income tax rate, the related non-GAAP adjustments to GAAP net income or loss. Thus, the income tax benefit for 2020 was removed and a statutory tax rate applied to Non-GAAP income after the non-GAAP adjustments. This reduced Non-GAAP net income by $8,229 and $16,565 for the three and nine months ended September 30, 2020, respectively.

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2021	2020	2021	2020
Adjusted EBITDA:
Net loss	$(3,948)	$(21,028)	$(852)	$(79,167)
Interest expense, net	521	1,796	671	3,424
Income tax benefit	(187)	(30,773)	(2,747)	(31,508)
Depreciation and amortization - property and equipment	3,082	2,735	8,787	8,109
Depreciation and amortization of capitalized software and acquired intangible assets - cost of subscription revenues	10,749	5,307	22,571	15,349
Amortization of acquired intangible assets - selling and marketing expense	375	128	545	128
Stock-based compensation expense	7,422	64,294	20,250	140,890
Severance expense	3,320	72	4,808	2,114
Transaction costs	21	—	4,693	—
Adjusted EBITDA	$21,355	$22,531	$58,726	$59,339

Adjusted EBITDA Margin:
Total revenues	$110,718	$94,605	$313,892	$275,121
Adjusted EBITDA margin	19.3%	23.8%	18.7%	21.6%

Free Cash Flow:
Net cash provided by (used in) operating activities	$26,203	$(712)	$52,668	$20,044
Property and equipment additions	(8,011)	(4,417)	(23,899)	(14,982)
Capitalized software additions	(2,777)	(1,982)	(7,902)	(9,246)
Redemption of Converted SARs	—	22,889	—	22,889
Free cash flow	$15,415	$15,778	$20,867	$18,705

Free Cash Flow Margin:
Total revenues	$110,718	$94,605	$313,892	$275,121
Free cash flow margin	13.9%	16.7%	6.6%	6.8%

Investor Contact:
Ankit Hira or Ed Yuen
Solebury Trout for Vertex, Inc.
ir@vertexinc.com
610.312.2890

Media Contact:

Tricia Schafer-Petrecz

Vertex, Inc.

tricia.schafer-petrecz@vertexinc.com

484.595.6142